EXHIBIT 10.55

AMENDMENT TO

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

THIS AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF PROPERTY is made this 10th day of June, 2016, by and between HAMPTON HOTEL ASSOCIATES LLC, a Delaware limited liability company, (“Seller”); and THREE CAPITAL HOTELS, INC., a Virginia corporation (“Buyer”); and AJITKUMAR PATEL (“Guarantor”).

WHEREAS, the parties entered into an Agreement For Sale and Purchase of Property dated April ___, 2016 (the “Agreement”), whereby the Seller is to sell to the Buyer the Hotel defined and as further set forth in the Agreement; and

WHEREAS, the parties wish to modify the terms of the Agreement as set forth herein.

NOW, THEREFORE, for the mutual consideration contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree to modify and amend the Agreement as follows:

1.The Feasibility Date as set forth in Article 1.1(o) of the Agreement shall be extended by seven (7) days for a total of fifty-two (52) days after the Effective Date, which date shall be June 20, 2016.  The extension is limited to the conditions set forth in Section 2.2.

2.The Closing Date, as set forth in Article 1.1(f) shall be July 13, 2016

3.Section 2.2, Buyer’s Inspection Rights, shall be modified as follows:

“The Buyer and Guarantor shall have until the Feasibility Date to obtain approval and receive a franchise agreement as defined in Article 1.1(p) from Intercontinental Hotels Group, LLC for the operation of the Hotel as a Crown Plaza Hotel and Resort Franchise.  The Feasibility Study for all other inspections as set forth in the Agreement shall terminate on June 13, 2016.  The Feasibility Date shall only be extended for the purpose of obtaining the Franchise Agreement.  If Buyer is unable to obtain a Franchise Agreement, it must notify the Seller by written notice on or before June 20, 2016 of its intent to terminate the Agreement.”

4.Buyer acknowledges and agrees that, except for the Inspection Right described in Section 3 above, Buyer’s Inspection Rights expire on June 13, 2016, and the Deposit becomes non-refundable on that date except as otherwise specifically set forth in the Agreement.

5.Unless modified herein, all provisions of the Agreement shall remain in full force and effect.

WITNESS the following signatures:

HAMPTON HOTEL ASSOCIATES LLC
By	/s/ Andrew M. Sims
Manager

THREE CAPITAL HOTELS, INC.
By	/s/ Ajitkumar B. Patel
Its President

/s/ Ajitkumar B. Patel
Ajitkumar Patel

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